Exhibit 99.1

J&J SNACK FOODS REPORTS FISCAL 2024 FIRST QUARTER REVENUE OF $348.3M AND NET EARNINGS GROWTH OF 9.8%

Mount Laurel, NJ, February 5, 2024 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the first quarter ended December 30, 2023.

		First Quarter
	Actuals	$ vs. LY	% vs. LY
Net Sales	$348.3M	($3.0M)	(0.9%)
Operating Income	$9.7M	$0.4M	3.8%
Net Earnings	$7.3M	$0.6M	9.8%
Earnings per Diluted Share	$0.37	$0.03	8.8%

Adjusted Operating Income	$13.5M	$2.3M	20.6%
Adjusted EBITDA	$30.2M	$4.9M	19.4%
Adjusted Earnings per Diluted Share	$0.52	$0.10	23.8%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods Chairman, President and CEO, commented, “J&J Snack Foods continues to execute on our long-term strategy while managing through a softer consumer environment. Fiscal first quarter net sales declined approximately 1%, in line with trends in the overall industry. Declines in consumer traffic and consumption at many of our customers impacted our sales in the quarter compared to a strong quarter last year. While we experienced softness across Food Service, we saw resilience in Retail and continued strong growth in Frozen Beverages with sales growing 1.6% and 8.5%, respectively. Despite overall softer sales, our ongoing focus on gross margin expansion resulted in a 130-basis point improvement, reflecting the positive impact of our strategy to grow higher margin core products, as well as continued gains in overall productivity. This resulted in healthy bottom-line growth, including a 20.6% increase in adjusted operating income and a 19.4% increase in adjusted EBITDA.

“Food Service sales decreased 4.1% versus the prior year period, primarily reflecting reduced inventories of pies and cookies among certain customers during the holiday season, as well as a decline in Handhelds sales due to a contractual cost true-up agreement. These declines were partially offset by our Churros category, which grew 8.9%, as we continue to drive growth of this high-margin business. Retail segment sales increased 1.6%, as declines in Frozen Novelties and Biscuit sales were offset by sales growth across Soft Pretzels and Handhelds. Frozen Beverage segment posted an 8.5% increase in sales, driven by growth across all three sub-segments: beverage, maintenance, and machine sales.

“Over the past two years, we have continued to make strategic investments to better support our many growth opportunities and improve our overall operations, including our distribution network and production capabilities. During the quarter, we incurred $2.2 million in one-time expenses reflecting transition costs related to the late October opening of our second regional distribution center in New Jersey. While this one-time transition cost impacted fiscal first quarter operating income and distribution expense, our two new distribution centers are exceeding expectations and will enable us to continue driving productivity improvements in our supply chain.

“Looking ahead, we expect to build momentum through the balance of the fiscal year as we execute our strategy to grow our core brands, cross-sell the portfolio and expand our customer footprint. The diverse nature of our business, along with the power of our brands and the channel diversity of our products is something that we are confident will continue to serve us well in fiscal 2024 and beyond. Our company has never been more aligned in its vision and strategy, and we are excited about the opportunities ahead of us to deliver long-term value to our employees, partners, and shareholders.”

First Quarter Highlights

Net sales decreased 0.9% to $348.3 million in Q1 of fiscal 2024, compared to Q1 of fiscal 2023.

Key highlights include:

●	Food Service segment sales were 4.1% below Q1 ’23.
●	Retail segment sales were 1.6% above Q1 ’23.
●	Frozen Beverage segment sales were 8.5% above Q1 ’23.
●

Retail Soft Pretzel and Handhelds, along with Churros in Food Service and the Frozen Beverage segment all delivered sales increases in the quarter, offset by softer sales in Frozen Novelties and Bakery.

●	Dippin’ Dots sales were slightly positive, compared to Q1 ’23 sales.

Gross profit as a percentage of sales was 27.2% in Q1 ’24, comparing favorably to 25.9% in Q1 ’23, reflecting improved product mix, aligned pricing, productivity improvements, as well as the stabilization of inflationary pressures across the majority of our businesses. We experienced deflation in some raw materials for the quarter led by flour, oils, dairy, and eggs, but this was offset by double-digit inflation in sugar/sweeteners, mixes, chocolates, and meats.

Total operating expenses of $84.9 million represented 24.4% of sales for the quarter, compared to 23.2% in Q1 ’23.

●

Distribution costs represented 11.6% of sales in the quarter, versus 12.0% in the prior year period, largely driven by an improved inflationary environment and benefits of our strategic initiatives to improve logistics management and increase efficiency across our distribution network and supply chain. As mentioned above, distribution expenses include $2.2 million of one-time transition expenses related to opening of the distribution center in Woolwich, New Jersey.

●

Marketing and selling expenses represented 7.9% of sales, versus 6.7% in the prior year period, reflecting added promotional and marketing spend to support our core brands and new product launches as well as higher trade show costs.

●

Administrative expenses were 5.2% of sales in Q1 ’24, compared to 4.7% in Q1 ’23, with the year-over-year increase largely attributable to investment in incremental resources, as well as hosting our National Sales meeting for the first time since pre-Covid.

Adjusted operating income was $13.5 million in the first quarter of fiscal 2024, compared to $11.2 million in the prior year period, with the increase driven by improved gross margins and supply chain efficiencies. This led to net earnings in Q1 ’24 of $7.3 million, compared to $6.6 million in Q1 ’23. Our effective tax rate was 26.6% in Q1 ’24.

Food Service Segment First Quarter Highlights

●	Q1 ’24 food service sales totaled $228.6 million, or a decrease of 4.1%, compared to Q1 ’23 sales of $238.3 million.
●

Churros sales continued their strong growth momentum as sales increased 8.9%. Soft Pretzel and Frozen Novelties sales decreased 4.0% and 3.3%, respectively. Handheld and Bakery sales declined, 6.5% and 6.4%, respectively, driven primarily by reduced purchases from grocery in-store bakeries who faced a more challenging consumer environment, and a contractual cost true-up agreement with a major Handheld customer. Volume sales for core food service handhelds increased for the quarter.

●	Sales of new products and added placement with new customers were approximately $3.6 million, driven primarily by the addition of churros to the menu of a major QSR customer.
●	Q1 ’24 operating income decreased 5.8% to $6.0 million, versus the prior year period reflecting the top-line decline.

Retail Segment First Quarter Highlights

●	Q1 ’24 retail sales increased 1.6% to $43.8 million, compared to Q1 ’23.
●

Handheld sales grew by 90.5%, while Soft Pretzel sales increased 27.4%, compared to Q1 ’23 led by our continued expansion of Superpretzel products in retail. Frozen Novelties and Biscuit sales declined 28.4% and 11.1%, respectively, versus the prior year period.

●	New product innovation contributed approximately $2.2 million in the quarter driven by growth of handhelds with a major retail customer and incremental frozen novelty business.
●	Operating income decreased 59.3% to $0.5 million, versus the prior year period driven by product mix and lower gross margin.

Frozen Beverages Segment First Quarter Highlights

●	Frozen beverage segment sales were $75.9 million and beat Q1 ’23 sales by 8.5%.
●	Beverage sales grew 8.5%, or $3.3 million higher than in Q1’23 led by consistent consumer trends across key channels.
●

Machine Service revenues increased 3.1%, versus the prior year period reflecting strong maintenance call volumes, while equipment sales increased 26.8% driven by strong growth from new clients and convenience customers.

●	Q1 ’24 operating income improved to $3.2 million, compared to a Q1 ’23 operating income of $1.8 million, as strong sales drove leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on February 6, 2024, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja, or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited) (in thousands, except per share amounts)

	Three months ended
	December 30,	December 24,
	2023	2022

Net Sales	$348,308	$351,343

Cost of goods sold	253,723	260,488
Gross Profit	94,585	90,855

Operating expenses
Marketing and selling	27,472	23,699
Distribution	40,303	42,049
Administrative	18,199	16,391
Other general expense (income)	(1,072)	(612)
Total Operating Expenses	84,902	81,527

Operating Income	9,683	9,328

Other income (expense)
Investment income	798	685
Interest expense	(560)	(1,049)

Earnings before income taxes	9,921	8,964

Income tax expense	2,639	2,331

NET EARNINGS	$7,282	$6,633

Earnings per diluted share	$0.37	$0.34

Weighted average number of diluted shares	19,423	19,274

Earnings per basic share	$0.38	$0.35

Weighted average number of basic shares	19,344	19,222

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 30,
	2023	September 30,
	(unaudited)	2023
Assets
Current assets
Cash and cash equivalents	$50,020	49,581
Accounts receivable, net	166,156	198,129
Inventories	172,724	171,539
Prepaid expenses and other	8,379	10,963
Total current assets	397,279	430,212

Property, plant and equipment, at cost	979,314	960,198
Less accumulated depreciation and amortization	588,241	574,295
Property, plant and equipment, net	391,073	385,903

Other assets
Goodwill	185,070	185,070
Other intangible assets, net	181,913	183,529
Operating lease right-of-use assets	133,715	88,868
Other	3,507	3,654
Total other assets	504,205	461,121
Total Assets	$1,292,557	1,277,236

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$159	201
Accounts payable	85,293	90,758
Accrued insurance liability	16,460	15,743
Accrued liabilities	13,144	14,214
Current operating lease liabilities	17,934	16,478
Accrued compensation expense	18,090	23,341
Dividends payable	14,235	14,209
Total current liabilities	165,315	174,944

Long-term debt	7,000	27,000
Noncurrent finance lease liabilities	549	600
Noncurrent operating lease liabilities	121,626	77,631
Deferred income taxes	81,085	81,310
Other long-term liabilities	4,521	4,233

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,367,000 and 19,332,000 respectively	120,517	114,556
Accumulated other comprehensive loss	(8,231)	(10,166)
Retained Earnings	800,175	807,128
Total stockholders' equity	912,461	911,518
Total Liabilities and Stockholders' Equity	$1,292,557	1,277,236

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Three months ended
	December 30,	December 24,
	2023	2022
Operating activities:
Net earnings	$7,282	$6,633
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	15,176	13,476
Amortization of intangibles and deferred costs	1,616	1,705
Gains from disposals of property & equipment	(23)	(711)
Share-based compensation	1,480	1,239
Deferred income taxes	(192)	(526)
Loss on marketable securities	-	37
Other	157	(18)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	32,407	21,171
(Increase) in inventories	(971)	(2,284)
Decrease in prepaid expenses	2,625	2,343
(Decrease) in accounts payable and accrued liabilities	(10,604)	(21,655)
Net cash provided by operating activities	48,953	21,410

Investing activities:
Purchases of property, plant and equipment	(19,930)	(30,910)
Proceeds from redemption and sales of marketable securities	-	3,300
Proceeds from disposal of property and equipment	82	729
Net cash used in investing activities	(19,848)	(26,881)

Financing activities:
Proceeds from issuance of stock	4,481	1,285
Borrowings under credit facility	15,000	72,000
Repayment of borrowings under credit facility	(35,000)	(35,000)
Payments on finance lease obligations	(85)	(39)
Payment of cash dividends	(14,209)	(13,453)
Net cash provided by (used in) financing activities	(29,813)	24,793

Effect of exchange rates on cash and cash equivalents	1,147	363
Net increase in cash and cash equivalents	439	19,685

Cash and cash equivalents at beginning of period	49,581	35,181

Cash and cash equivalents at end of period	$50,020	$54,866

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended
	December 30,	December 24,
	2023	2022

Sales to External Customers:
Food Service
Soft pretzels	$50,128	$52,223
Frozen novelties	21,050	21,765
Churros	28,061	25,757
Handhelds	22,047	23,572
Bakery	101,982	108,948
Other	5,341	6,032
Total Food Service	$228,609	$238,297

Retail Supermarket
Soft pretzels	$18,447	$14,485
Frozen novelties	12,861	17,969
Biscuits	7,032	7,913
Handhelds	5,510	2,892
Coupon redemption	(332)	(176)
Other	241	(10)
Total Retail Supermarket	$43,759	$43,073

Frozen Beverages
Beverages	$41,950	$38,659
Repair and maintenance service	24,559	23,827
Machines revenue	8,889	7,011
Other	542	476
Total Frozen Beverages	$75,940	$69,973

Consolidated Sales	$348,308	$351,343

Depreciation and Amortization:
Food Service	$10,673	$9,458
Retail Supermarket	527	391
Frozen Beverages	5,592	5,332
Total Depreciation and Amortization	$16,792	$15,181

Operating Income:
Food Service	$6,016	$6,387
Retail Supermarket	452	1,111
Frozen Beverages	3,215	1,830
Total Operating Income	$9,683	$9,328

Capital Expenditures:
Food Service	$11,865	$24,862
Retail Supermarket	2	1,374
Frozen Beverages	8,063	4,674
Total Capital Expenditures	$19,930	$30,910

Assets:
Food Service	$930,533	$907,736
Retail Supermarket	36,219	16,941
Frozen Beverages	325,805	302,871
Total Assets	$1,292,557	$1,227,548

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three Months Ended

	December 30,	December 24,
	2023	2022

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$7,282	$6,633
Income Taxes	2,639	2,331
Investment Income	(798)	(685)
Interest Expense	560	1,049
Depreciation and Amortization	16,792	15,181
Share-Based Compensation	1,480	1,239
Strategic Business Transformation Costs (2)	2,246	-
Net (Gain) Loss on Sale or Disposal of Assets	(23)	(711)
Integration Costs	-	229
Adjusted EBITDA	$30,178	$25,266

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$9,683	$9,328
Strategic Business Transformation Costs (2)	2,246	-
Acquisition Related Amortization Expenses	1,616	1,679
Integration Costs	-	229
Adjusted Operating Income	$13,545	$11,236

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.37	$0.34
Strategic Business Transformation Costs (2)	0.12	-
Acquisition Related Amortization Expenses	0.08	0.09
Integration Costs	-	0.01

Tax Effect of Non-GAAP Adjustments (1)	(0.05)	(0.02)

Adjusted Earnings per Diluted Share	$0.52	$0.42

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2) Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.